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                                                                   Exhibit 10(q)


                               FIRST AMENDMENT OF
                            INTEGRA BANK CORPORATION
                             EMPLOYEES' 401(K) PLAN

                  This First Amendment of Integra Bank Corporation Employees' 401(k) Plan is adopted by Integra Bank Corporation.

                                   Background

                  1. Effective July 1, 2000, Integra Bank Corporation ("Employer") amended and completely restated the Employees' Savings and Profit Sharing Plan of National City Bancshares, Inc. and renamed it the Integra Bank Corporation Employees' 401(k) Plan ("Plan").

                  2.       The Employer wishes to amend the Plan further.

                                    Amendment

                  THEREFORE, the Plan is amended as follows:

                  1. Effective June 1, 2001, the following definitions set forth in Section 2.01 are deleted in their entirety: "Applicable Election Period," "Qualified Election," "Qualified Joint and Survivor Annuity," "Qualified Preretirement Survivor Annuity," and "Single Life Annuity."

                  2. Effective January 1, 2001, a new Subsection (5) is added to the definition of "Continuous Service" at Section 2.01 of the Plan to read as follows:

                  (5) For purposes of this Subsection, with respect to a Related Employer that adopts the Plan after July 1, 1997, any period of time with the Related Employer before it becomes a Related Employer is considered a period of time with the Employer.

                  3. Effective February 1, 2001, a new sentence is added at the end of the definition of "Eligible Employee" at Section 2.01 of the Plan to read as follows:

                  An Employee who, on January 31, 2001, is employed by Webster Bank Corporation d/b/a West Kentucky Bank, is not considered an Eligible Employee before April 1, 2001.
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                  4.       Effective with respect to benefits paid as of or
after Annuity Starting Dates on or after June 1, 2001, and with respect to benefits paid to Participants who first become Participants on or after February 22, 2001, Article VII is amended to read as follows:

                  Section 7.01. General. Except as provided in Section 7.05, the Participant's Accounts invested in Company Stock will be distributed in the form of cash or Company Stock, as elected by the Participant or Beneficiary, except that the value of any fractional shares of Company Stock will be distributed in cash.

                  Section 7.02. Termination and Disability Benefits. If a Participant incurs a Disability or terminates employment for any reason other than death, his vested Accounts will be distributed as provided in this Section. If the value of a Participant's vested Accounts exceeds $5,000, the Participant may elect at any time after incurring a Disability or terminating employment to receive the vested portion of his Accounts in a lump sum. If a Participant files a written election with the Plan Administrator pursuant to the preceding sentence, the Plan Administrator will cause his vested Accounts to be distributed to him as soon as administratively feasible after it receives his election.

                  Section 7.03. Death Benefits. If a Participant dies, his remaining vested Accounts will be distributed in a lump sum to his Beneficiary as soon as administratively feasible after his death. Notwithstanding the preceding sentence, if the Participant's Beneficiary is his Spouse, payment of the lump sum to the Spouse will be made as of the date elected in writing by the Spouse.

                  Section 7.04. Payment of Small Accounts. Notwithstanding any other provision of the Plan, if the value of any benefit payable under the Plan does not exceed $5,000, the benefit will be paid to the Participant (or the Participant's Beneficiary) in a lump sum payment as soon as administratively feasible after the Participant is determined to be Disabled, terminates employment or dies, whichever is applicable. For purposes of this Section, if the present value of a Participant's vested benefit is zero, the Participant will be deemed to have received a distribution.

                  Section 7.05. Permitted Withdrawals from Voluntary Account. A Participant may elect at any time to withdraw the entire amount allocated to his Voluntary Account in a lump sum cash payment. The Plan Administrator will distribute the Participant's Voluntary Account in accordance with the Participant's election.

                  Section 7.06. Other Distribution Rules Imposed by Federal Law. This Section has been included in the Plan to comply with the limitations imposed by Code paragraphs 401(a)(9) and 401(a)(14), and it will not be construed as


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         providing for a form of benefit not otherwise provided for under the
         Plan. Notwithstanding any provision of this Plan to the contrary, any distribution under the Plan will be made in accordance with regulations under Code paragraph 401(a)(9) and will comply with the following rules:

                           (a) Unless a Participant elects otherwise, the payment of his benefits under the Plan must begin not later than the 60th day after the end of the Plan Year in which occurs the latest of (1) the Participant's 65th birthday, (2) the 10th anniversary of the Plan Year in which the Participant began participation in the Plan, or (3) termination of the Participant's employment with the Employer.

                           (b) For purposes of this Section, "required beginning date" means, with respect to a Participant who is not a 5% owner as described in Code section 416, April 1 of the calendar year following the later of (1) the calendar year in which the Participant reaches age 70-1/2 or (2) the calendar year in which the Participant retires. With respect to a Participant who is a 5% owner as described in Code section 416, "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2.

                           (c) Notwithstanding any other provision of this Plan, the entire interest of each Participant will be distributed either (1) in a single lump sum payment not later than the required beginning date, or (2) in a series of payments beginning not later than the required beginning date over the life of the Participant or over the lives of the Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary). If a Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the expected return multiples contained in Tables V and VI of 26 C.F.R. Section 1.72-9. For purposes of this computation, life expectancies will not be recalculated.

                           (d) If (1) the distribution of a Participant's interest has begun in accordance with Subsection (c) and (2) the Participant dies before his entire interest has been distributed to him, the remaining portion of his interest will be distributed at least as rapidly as under the method of distribution being used under Subsection (c) as of the date of his death.

                           (e) Except as provided in Subsection (f), if a Participant dies before the distribution of his interest has begun in accordance with


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                  Subsection (c), the entire interest of the Participant will be distributed within 5 years after his death.

                           (f) For purposes of Subsection (e), any portion of a distribution that is payable to (or for the benefit of) a designated Beneficiary will be treated as completely distributed on the date the distributions begin if:

                                    (1)      that portion is to be distributed
                           (in accordance with regulations prescribed by the Secretary) over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and

                                    (2)      those distributions begin by the
                           latest of (i) one year after the date of the Participant's death, (ii) any later date that the Secretary may establish by regulations, or (iii) if the Beneficiary is the Participant's surviving Spouse, the date that the Participant would have reached age 70-1/2.

                           (g) If the designated Beneficiary is the surviving Spouse of the Participant, and if the surviving Spouse dies before the distributions to the Spouse begin, Subsections (d), (e), and (f) will be applied as if the surviving Spouse were the Participant.

                           (h) For purposes of Subsection (f), payments will be calculated by use of the expected return multiples specified in Tables V and VI of 26 C.F.R. Section 1.72-9. Life expectancies of Beneficiaries will be calculated at the time payment first commences without further recalculation.

                           (i) For purposes of Subsections (c), (d), (e), and (f), if any amount paid to a child of the Participant becomes payable to the surviving Spouse when the child reaches the age of majority, that amount will be treated as if it had been paid to the surviving Spouse.

                           (j) The method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                  Section 7.07. Beneficiaries. A Participant's Beneficiary shall be determined pursuant to this Section.

                           (a)      A Participant's Spouse shall be his
                  Beneficiary, unless the Spouse has consented to the appointment of another Beneficiary in accordance with Subsection (c). Except as provided in the preceding sentence, "Beneficiary" means the person or persons, including a trustee, designated in writing by a Participant pursuant to practices of, or rules prescribed by, the Plan Administrator, as the recipient of a benefit payable


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                  under the Plan following the Participant's death. To be
                  effective, a Beneficiary designation must be filed with the Plan Administrator during the Participant's life and acknowledged by the Plan Administrator in writing.

                           (b) If no person has been designated as the Beneficiary of a Participant, or if no person so designated survives the Participant, then the Beneficiary shall be determined as follows:

                                    (1)      If the Participant is survived by a
                           Spouse, the Spouse shall be the Participant's Beneficiary.

                                    (2)      If the Participant is not survived
                           by a Spouse, the Participant's estate shall be the Participant's Beneficiary.

                  If any amount becomes payable under the Plan to a Beneficiary who survives the Participant but dies before receiving the benefit due him, and if the Participant has not named a contingent Beneficiary who survives the Participant, the Participant's remaining vested Accounts will be paid in a lump sum as soon as administratively feasible following the Beneficiary's death to the Beneficiary's estate.

                           (c) A Participant's designation of someone other than his Spouse as his Beneficiary will not be given effect unless the Participant's Spouse consents to the designation in writing, her consent acknowledges the effect of the Participant's designation and her consent, and the consent is witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the Plan Administrator's satisfaction that the written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the designation will be deemed to have the Spouse's consent. If a Participant is legally separated from his Spouse or has been abandoned by his Spouse (within the meaning of local law) and the Participant has a court order to that effect, the Spouse's consent will not be required unless a Qualified Domestic Relations Order provides otherwise. Any spousal consent will be valid only with respect to the Spouse who signs the consent, or in the case of a deemed consent, the designated Spouse. If a Participant's Spouse is legally incompetent to give consent, the Spouse's legal guardian (even if the guardian is the Participant) may give consent. A Participant may revoke a prior designation of a non-Spouse Beneficiary without his Spouse's consent at any time before the distribution of his Accounts begins.

                  Section 7.08. Effect of Government Regulation on Payment of Benefits. If any regulation of the federal government or a federal agency prohibits or prevents the payment or distribution of benefits in the manner provided in the


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         Plan, the Plan Administrator will conform to the regulation without amendment of the Plan.

                  Section 7.09. Inalienability of Benefits. Except as provided in this Section, no Plan benefit will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge a Plan benefit will be void. The prohibition set out in the preceding sentence will not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order, or to any offset of a Participant's Accounts against an amount that the Participant is ordered or required to pay to the Plan pursuant to Code subparagraph 401(a)(13)(c).

                  Section 7.10. Payments for Benefit of Incompetents. If any benefit is payable to a minor or other person legally incompetent and the Plan Administrator is aware of that person's status, the Plan Administrator will direct that payments be made to the legal guardian of that person or to such other person or organization as a court of competent jurisdiction may direct.

                  Section 7.11. Qualified Domestic Relations Orders. If a Qualified Domestic Relations Order provides for the payment of all or a portion of a Participant's Accounts to an Alternate Payee, distribution to the Alternate Payee will be made at any time specified in the Qualified Domestic Relations Order, irrespective of whether the Participant has reached the "earliest retirement age," as defined in Code subsection 414(p).

                  Section 7.12. Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                  5. Effective January 1, 2000, a new Section 14.06 is added to the Plan to read as follows:

                  Section 14.06. An Eligible Employee may elect to transfer his benefits under a Retirement Plan to this Plan in accordance with Treasury regulation section 1.411(d)-4, A-3(b). If the Plan Administrator determines that the Plan will accept the benefits, it will cause the benefits to be transferred to the Plan in accordance with the Eligible Employee's election.


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                  This First Amendment of Integra Bank Corporation Employees'
401(k) Plan is executed on behalf of Integra Bank Corporation by its duly authorized officer this 7th day of March 2001.


                                            INTEGRA BANK CORPORATION


                                            By /s/ JAMES ADAMS
                                              ----------------------------------
                                                         (Signature)

ATTEST:
                                              JAMES ADAMS
/s/ NANCY EPPERSON                            ----------------------------------
--------------------------------
(Signature)                                               (Printed)


NANCY EPPERSON                                CFO
--------------------------------              ----------------------------------
(Printed)                                                  (Title)


HR Director
--------------------------------
(Title)




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